UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 1, 2023
QVC, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38654	23-2414041
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Wilson Drive
West Chester, Pennsylvania 19380
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (484) 701-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
                Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
6.375% Senior Secured Notes due 2067	QVCD	New York Stock Exchange
6.250% Senior Secured Notes due 2068	QVCC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On March 1, 2023, Qurate Retail Group ("Qurate Group"), a portfolio of brands including QVC, Inc. ("QVC"), HSN, Inc., Zulily, LLC and the Cornerstone Brands, issued a press release announcing that Bill Wafford will join Qurate Group and QVC as Chief Financial Officer. He will assume his new role on March 20, 2023 and will report to David Rawlinson, President and Chief Executive Officer of Qurate Retail, Inc, the parent company of QVC. James Hathaway, who had been serving as Interim CFO since August 2022, will become the CFO of QVC US.

Qurate Group also announced that Larry Hayes, Qurate Group’s General Counsel, is retiring and will be moving into a senior advisor role on the legal team effective March 2 and will serve in that role until his departure. Eve DelSoldo will serve as Deputy General Counsel and lead the Legal team effective March 2, as the company conducts a search to backfill the General Counsel role. The update was posted on the Qurate Group website (www.qurateretailgroup.com) and is included as Exhibit 99.2.

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 and the communication attached hereto as Exhibit 99.2 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
99.1	Press Release of Qurate Retail Group, dated March 1, 2023
99.2	Communication dated March 1, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QVC, Inc.

Date: March 1, 2023	By:/s/ JOHN F. MISKO
John F. Misko
Senior Vice President and Controller